As filed with the Securities and Exchange Commission on March 17, 2003
                                         Registration No. 333-________
=========================================================================

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                        TREZAC INTERNATIONAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         TEXAS                      000-25891               76-0270330
------------------------        -----------------      ----------------------
(State of Incorporation)        (SEC File Number)      (IRS Employer I.D. No.)

                20500 Meeting Street, Boca Raton, Florida  33434
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                            2003 STOCK OPTION PLAN AND
                          CONSULTING SERVICE AGREEMENTS
                          -----------------------------
                              (Full title of plan)


                             PAUL TAYLOR, PRESIDENT
                              20500 MEETING STREET
                            BOCA RATON, FLORIDA 33434
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (561) 558-9599
         -------------------------------------------------------------
          (Telephone number, including area code for agent for service)

                                   Copies to:
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada 89113
                             Phone:  (702) 952-8520
                            Facsimile  (702) 952-8521


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                         CALCULATION OF REGISTRATION FEE

============================================================================
                                  Proposed        Proposed
Title of                          maximum         maximum
securities       Securities       offering        aggregate     Amount of
to be            to be            price per       offering      Registration
registered       registered (1)   share           price         Fee (2)
----------       ----------       ---------       -----------   ------------
Common           10,500,000       $0.20           $2,100,000    $170.10
$0.0001 par
value shares
============================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on March 13, 2003 by the NASD OTC Bulletin Board.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THIS SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in Item 1 will be sent or given to individual consultants under such agreements between each consultant and the registrant. See Exhibits 4.1, 4.2, 4.3 and 4.4.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      We will provide without charge to each participant in the Consulting Services Agreements, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Registration Statement. Requests may be forwarded to: Trezac International Corporation, Paul Taylor, President, 20500 Meeting Street Boca Raton, Florida 33434, Phone: (561) 558-9599.


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                                     PART II
                                     -------


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Trezac International Corporation (the "Company" or "Trezac") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001 filed on March 18, 2002 pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and amended thereto on July 18, 2002;

         (b) The Company's Form SB-2 Registration Statement under the Securities Act of 1933 as filed on March 18, 2002 and amended on July 3, 2002, July 5, 2002 and October 30, 2002.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Thomas C. Cook, Esq., attorney for the issuer, who has rendered a Legal Opinion for this S-8 Registration is a consultant and subsequent shareholder of Trezac International Corporation. (See Exhibit 4.2.)


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Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Trezac's Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, a director or officer of the Company shall not be personally liable to Trezac or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Trezac's Articles of Incorporation, as amended, is to eliminate the right of Trezac and its shareholders (through shareholders' derivative suits on behalf of Trezac) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Trezac believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8.  EXHIBITS.

The Exhibits to this registration statement are listed in the index to Exhibits on page 7.


ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

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                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on March 14, 2003.

                                          TREZAC INTERNATIONAL CORPORATION

                                          By: /s/  Paul Taylor
                                          ------------------------
                                                   Paul Taylor
                                                   President


         The undersigned directors and officers of Trezac International Corporation hereby constitute and appoint Paul Taylor, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                          Date
---------                    ----------------------            -------------
/s/ Paul Taylor              President, Treasurer,             March 14, 2003
----------------------       Director and Secretary
    Paul Taylor

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                                INDEX TO EXHIBITS

EXHIBIT                                                          SEQUENTIALLY
NO.                                DESCRIPTION                   NUMBERED PAGES
---                                -----------                   --------------

4.1      2003 Stock Benefit Plan of the Company

4.2      Consulting Services Agreement with Thomas C. Cook, Esq.

4.3      Consulting Services Agreement with Antony M. Santos, Esq.

4.4      Consulting Services Agreement with T. J. Jesky

5.1      Opinion of Counsel

23.1     Consent of AJ. Robbins, P.C.

23.2     Consent of Counsel (included as part of Exhibit 5.1)

24.1     Power of Attorney (contained within Signature Page)

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